As filed with the United States Securities and Exchange Commission on February 23, 2021 under the Securities Act of 1933, as amended.
No. 333-252540
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LDH GROWTH CORP I
(EXACT NAME OF REGISTRANT AS SPECIFIED IN THIS CHARTER)

Cayman Islands	6770	98-1562246
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 BRICKELL AVENUE, SUITE 2650
MIAMI, FLORIDA 33138
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

600 BRICKELL AVENUE, SUITE 2650
MIAMI, FLORIDA 33138
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Barbara Becker Andrew Fabens Evan D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Tel: (212) 351-4034	Paul Tropp Patrick O’Brien Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant to acquire one Class A ordinary share(2)	23,000,000 units	$10.00	$230,000,000	$25,093.00
Class A ordinary shares included as part of the units(3)	23,000,000 shares	—	—	—(4)
Redeemable warrants to acquire one Class A ordinary share included as part of the units(3)	4,600,000 warrants	—	—	—(4)
Total			$230,000,000	$25,093.00(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,000,000 units, consisting of 3,000,000 shares of Class A ordinary shares and 600,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share capitalizations, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8 (a), may determine.

EXPLANATORY NOTE

LDH Growth Corp I is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-252540) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.          Exhibits and Financial Statement Schedules.

(a) Exhibits. Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Ordinary Share Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Gibson, Dunn & Crutcher LLP.***
5.2	Opinion of Walkers, Cayman Islands Legal Counsel to the Registrant.***
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.**
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.**
10.4	Form of Indemnity Agreement.**
10.5	Promissory Note, dated as of January 15, 2021, between the Registrant and the Sponsor.*
10.6	Securities Subscription Agreement, dated January 15, 2021, between the Registrant and the Sponsor.*
10.7	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.**
10.8	Form of Forward Purchase Agreement.**
10.9	Form of Administrative Services Agreement between the Registrant and an affiliate of the Sponsor.**
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Gibson, Dunn & Crutcher LLP (included on Exhibit 5.1).***
23.3	Consent of Walkers, Cayman Islands (included on Exhibit 5.2).***
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*
99.1	Consent of Marcelo Claure*
99.2	Consent of Michelle C. Kerrick*
99.3	Consent of Annette Franqui*
99.4	Consent of Patricia Wexler*

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, Florida, on the 23rd day of February, 2021.

LDH GROWTH CORP I

By:	/s/ Michel Combes
Name: Michel Combes Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on February 23, 2021.

Signature	Title

*	Chief Executive Officer (Principal Executive Officer)
Marcelo Claure

*	Chief Financial Officer (Principal Financial and Accounting Officer)
Chris Cooper

*	Director and Authorized Representative in the United States
Michel Combes

/s/ Michel Combes
By: Michel Combes, Attorney-in-Fact

*  Michel Combes hereby signs this Amendment No. 1 to the registration statement on Form S-1 on behalf of the indicated person for whom he is attorney-in-fact pursuant to powers of attorney previously included with the Registration Statement on Form S-1 of LDH Growth Corp I filed on January 29, 2021 with the Securities and Exchange Commission.